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SCHEDULE 14A
(Rule 14a-101)
 INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement.
☐	Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive proxy statement.
☒	Definitive additional materials.
☐	Soliciting material under Rule 14a-12.
Osmonics, Inc.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

        The following document shall not constitute an offer of any securities for sale. The proposed transaction will be submitted to Osmonics' shareholders for their consideration. On January 24, 2003, GE filed with the SEC a registration statement on Form S-4 containing a definitive proxy statement/prospectus and other relevant documents concerning the proposed transaction. Shareholders of Osmonics are urged to read the definitive proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. You may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about GE and Osmonics, at the SEC's Internet site (http://www.sec.gov).

        Copies of the proxy statement/prospectus and the SEC filings that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to GE Power Systems, Attention Dennis Murphy, 4200 Wildwood Parkway, Atlanta, Georgia, 30339, 770/859-6948, or to Osmonics, Investor Relations, 5951 Clearwater Drive, Minnetonka, Minnesota, 55343-8995, or 952/933-2277.

        GE, Osmonics and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Osmonics in connection with the merger. Information about the directors and executive officers of GE is set forth in the proxy statement on Schedule 14A for GE's 2002 annual meeting of shareholders, as filed with the SEC on March 8, 2002. Information about the directors and executive officers of Osmonics and their ownership of Osmonics common stock is set forth in the proxy statement on Schedule 14A for Osmonics' 2002 annual meeting of shareholders, as filed with the SEC on April 8, 2002.

        Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding the proposed transaction.

        The following document contains forward-looking statements. The following factors, among others, could cause the actual results of the acquisition to differ materially from GE's and Osmonics' expectations: the ability to timely and fully realize the expected cost savings and revenues; competition; and changes in economic conditions. Neither GE nor Osmonics assumes any duty to update forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such statements are based on information available as of the date hereof, and are made only as of the date hereof. To the extent that such statements relate to the proposed merger referred to in this document, there is a risk, among others, that the merger might not be completed.

        The following is the text of a press release issued by GE announcing the hypothetical exchange ratio that would apply if the proposed merger of Osmonics into a wholly owned subsidiary of GE were to close on Thursday, February 27, 2003.

GE ANNOUNCES HYPOTHETICAL EXCHANGE RATIO
FOR MERGER WITH OSMONICS

        FAIRFIELD, Ct. and MINNETONKA, Mn.—February 25, 2003- General Electric Company (NYSE: GE) and Osmonics, Inc. (NYSE: OSM) announced today a hypothetical exchange ratio for the proposed merger of Osmonics into a wholly owned subsidiary of GE assuming that the merger closes on Thursday, February 27, 2003, the day immediately following the Osmonics shareholders' meeting. If the merger closes on that day the formula provided for in the merger agreement would result in each share of Osmonics common stock being converted into 0.7443 shares of GE common stock, plus cash for any fractional shares. If the merger closes on a different day, the exchange ratio may be higher or lower. Osmonics shareholders may elect to receive $17.00 in cash per share instead of GE shares, subject to proration so that the total cash paid does not exceed 55 percent of the total merger consideration.

        Osmonics shareholders are scheduled to vote on the merger at the shareholders' meeting on February 26, 2003. GE and Osmonics expect the transaction to close promptly following the special meeting, provided Osmonics shareholders approve the merger and all other conditions to the merger are satisfied.

        For more information, contact:

General Electric Company GE Corporate Investor Communications (203) 373-2816	Osmonics, Inc. Investor Relations (952) 933-2277	Innisfree M&A Incorporated (Proxy Solicitor for Osmonics) (888) 750-5834 (toll free)

        This press release shall not constitute an offer of any securities for sale.    The proposed transaction will be submitted to Osmonics' shareholders for their consideration. On January 24, 2003, GE filed with the SEC a registration statement on Form S-4 containing a definitive proxy statement/prospectus and other relevant documents concerning the proposed transaction. Shareholders of Osmonics are urged to read the definitive proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. You may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about GE and Osmonics, at the SEC's Internet site (http://www.sec.gov).

        Copies of the proxy statement/prospectus and the SEC filings that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to GE Power Systems, Attention Dennis Murphy, 4200 Wildwood Parkway, Atlanta, Georgia, 30339, 770/859-6948, or to Osmonics, Investor Relations, 5951 Clearwater Drive, Minnetonka, Minnesota, 55343-8995, or 952/933-2277.

        GE, Osmonics and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Osmonics in connection with the merger. Information about the directors and executive officers of GE is set forth in the proxy statement on Schedule 14A for GE's 2002 annual meeting of shareholders, as filed with the SEC on March 8, 2002. Information about the directors and executive officers of Osmonics and their ownership of Osmonics common stock is set forth in the proxy statement on Schedule 14A for Osmonics' 2002 annual meeting of shareholders, as filed with the SEC on April 8, 2002.

        Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding the proposed transaction.

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GE ANNOUNCES HYPOTHETICAL EXCHANGE RATIO FOR MERGER WITH OSMONICS